Filed pursuant to Rule 433
Free Writing Prospectus
February 28, 2025
Registration No. 333-281615

EZPZ post:

Make Crypto #EZPZ

To learn more: https://bit.ly/40K0Xkh


Make
Crypto
EZPZ
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EZPZ

Franklin Crypto Index ETF (EZPZ)

Important information
The Fund has filed a registration statement (including a prospectus) with the Securities and Exchange Commission ("SEC") for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Fund has filed with the SEC, when available, for more complete information about the Fund and this offering. You may obtain these documents for free by visiting EDGAR on the SEC website at sec.gov or by visiting franklintempleton.com.

The Fund is not an investment company registered under the Investment Company Act of 1940 (1940 Act), and therefore is not subject to the same regulatory requirements as mutual funds or ETFs registered under the 1940 Act. The Fund is not a commodity pool for purposes of the Commodity Exchange Act (CEA) and accordingly is not subject to the regulatory protections afforded by the CEA.